Exhibit (d)(b)(17)(a)

AMENDMENT TO

ADVISORY FEE WAIVER AGREEMENT

MID-CAP GROWTH PORTFOLIO

OF PACIFIC SELECT FUND

This AMENDMENT to the Advisory Fee Waiver Agreement, effective as of May 1, 2015 (the “Amendment”), is being entered into by and between Pacific Life Fund Advisors LLC (the “Adviser”) and Pacific Select Fund (the “Trust”), on behalf of the Mid-Cap Growth Portfolio of the Trust (the “Fund”).

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) entered into an Advisory Fee Waiver Agreement dated November 1, 2013 (the “Agreement”);

WHEREAS, the Adviser and the Trust mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Section II (Term and Termination of Agreement), subsection A, of the Agreement is hereby deleted and replaced with the following:

A.

This Agreement shall have a term commencing on May 1, 2015 and ending April 30, 2016. This Agreement shall automatically renew for successive one-year terms (each a one-year term) ending April 30th of each year, unless the Adviser provides 30 day written notice of the termination of this Agreement prior to the beginning of the next applicable one-year term.

2.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorize and their respective corporate seals be hereunto affixed, as of the day and year first above written.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary